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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of White Mountains Insurance Group, Ltd. and Fund American Companies, Inc. of our report dated January 25, 2000, except for
Note 22, as to which the date is March 14, 2000, with respect to the consolidated financial statements of Financial Security Assurance Holdings, Ltd. and its subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and our report dated February 2, 1999, except for Note 17, as to which the date is February 24, 1999, with respect to the consolidated financial statements of Folksamerica Holding Company, Inc. and its subsidiaries for the year ended December 31, 1998. We also consent to the reference to us under the heading of "Experts" in such registration statement.

 /s/     PricewaterhouseCoopers LLP
         New York, New York
         December 10, 2001